Exhibit 12

                                  THE LACLEDE GROUP, INC. AND SUBSIDIARY COMPANIES

                           SCHEDULE OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         -----------------------------------------------------------------


                                                                   Twelve Months Ended
                                     --------------------------------------------------------------------------------
                                      March 31,                               September 30,
                                     ------------    ----------------------------------------------------------------
(Thousands of Dollars)                    2004            2003         2002         2001          2000         1999
                                          ----            ----         ----         ----          ----         ----
Income before interest
 charges and income taxes                $80,797         $80,185      $60,440      $73,742       $64,078     $61,016
Add: One third of
      applicable rentals
      charged to operating
      expense (which
      approximates the
      interest factor)                     2,160           2,873        2,662          313           310         301
                                     --------------------------------------------------------------------------------
           Total Earnings                $82,957         $83,058      $63,102      $74,055       $64,388     $61,317
                                     ================================================================================


Interest on long-term debt -
  Laclede Gas                            $19,388         $20,169      $20,820      $18,372       $15,164     $13,966
Other interest                             7,221           6,717        4,989       10,067         8,844       6,627
Add: One third of
      applicable rentals
      charged to operating
      expense (which
      approximates the
      interest factor)                     2,270           2,873        2,662          313           310         301
                                     --------------------------------------------------------------------------------
       Total Fixed Charges               $28,879         $29,759      $28,471      $28,752       $24,318     $20,894
                                     ================================================================================


Ratio of Earnings to Fixed
 Charges                                    2.87            2.79         2.22         2.58          2.65        2.93

                                              LACLEDE GAS COMPANY

                           SCHEDULE OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         -----------------------------------------------------------------


                                                                   Twelve Months Ended
                                     --------------------------------------------------------------------------------
                                      March 31,                               September 30,
                                     ------------    ----------------------------------------------------------------
(Thousands of Dollars)                    2004             2003         2002         2001         2000        1999
                                          ----             ----         ----         ----         ----        ----
Income before interest
 charges and income taxes                $76,148          $76,274      $56,154      $73,742     $64,078      $61,016
Add: One third of
      applicable rentals
      charged to operating
      expense (which
      approximates the
      interest factor)                       392              457          315          313         310          301
                                     --------------------------------------------------------------------------------
           Total Earnings                $76,540          $76,731      $56,469      $74,055     $64,388      $61,317
                                     ================================================================================

Interest on long-term debt               $19,388          $20,169      $20,820      $18,372     $15,164      $13,966
Other interest                             3,753            3,752        4,285       10,067       8,844        6,627
Add: One third of
      applicable rentals
      charged to operating
      expense (which
      approximates the
      interest factor)                       502              457          315          313         310          301
                                     --------------------------------------------------------------------------------
       Total Fixed Charges               $23,643          $24,378      $25,420      $28,752     $24,318      $20,894
                                     ================================================================================


Ratio of Earnings to Fixed
 Charges                                    3.24             3.15         2.22         2.58        2.65         2.93